Exhibit 99.4

GENERAL TRANSFER AND ASSIGNMENT AGREEMENT

THIS AGREEMENT is made as of the 28th day of April, 2017 (the “Effective Date”), among LPF (MCTECH) Investment Corp. (the “Transferor”), Labourers’ Pension Fund of Central and Eastern Canada (the “First Transferee”), LPF (Equities) Investment Corp. (the “Second Transferee”), LPF Equities Trust (the “Third Transferee”), LPF Equities Fund L.P. (the “Fourth Transferee”), LPF Equities Fund I L.P. (the “Fifth Transferee”), Fengate Trident LP (the “Ultimate Transferee”), Trident Brands Incorporated (“Trident”) and Anthony Pallante (“Pallante”).

WITNESSETH THAT for good and valuable consideration, the parties hereto agree as follows:

1.	Assets Transferred

The parties agree that, without any further action by any of the parties, effective as of:

(a) 12:00am on the Effective Date, the Transferor will sell, transfer, convey and assign to the First Tranferee, all of its right, title and interest to and in the assets and contracts listed in Schedule “A” annexed hereto (collectively the “Transferred Assets”);

(b) 12:01am on the Effective Date, the First Transferee will sell, transfer, convey and assign to the Second Tranferee, all of its right, title and interest to and in the Transferred Assets;

(c) 12:02am on the Effective Date, the Second Transferee will sell, transfer, convey and assign to the Third Tranferee, all of its right, title and interest to and in the Transferred Assets;

(d) 12:03am on the Effective Date, the Third Transferee will sell, transfer, convey and assign to the Fourth Tranferee, all of its right, title and interest to and in the Transferred Assets;

(e) 12:04am on the Effective Date, the Fourth Transferee will sell, transfer, convey and assign to the Fifth Transferee, all of its right, title and interest to and in the Transferred Assets; and

(f) 12:05 am on the Effective Date, the Fifth Transferee will sell, transfer, convey and assign to the Ultimate Transferee, all of its right, title and interest to and in the Transferred Assets.

2.	Transfer and Assignment

Subject as provided herein, this agreement is intended to and shall operate as a transfer and assignment to the Ultimate Transferee of the Transferred Assets as of 12:05am on the date hereof. Each party (other than Trident and Pallante) covenants and agrees that it will at the request of the Ultimate Transferee at any time or time hereafter do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, consents, powers of attorney, assurances or other documents and take all such other action as may be required for the better assigning, transferring, granting, conveying, assuring and confirming to the Ultimate Transferee, or for aiding and assisting in the reducing to possession by the Ultimate Transferee, any of the interest or assets intended to be hereby transferred, conveyed and assigned.

3.	Trust

Each party (other than Trident and Pallante) hereby declares that as to any of its assets, rights or interests included in the Transferred Assets, the title to which may not have passed to the Ultimate Transferee by virtue of this agreement or any transfer or assignment which may from time to time be executed and delivered pursuant to the provisions hereof, such party holds such assets, rights or interests in trust for the Ultimate Transferee to transfer and assign the same as the Ultimate Transferee may from time to time direct. In respect of any contract, lease, agreement or other right, the assignment of which requires the consent of any other party or parties and such consent cannot be obtained, the Transferor shall hold such contract, lease, agreement or other right for the benefit of the Ultimate Transferee and will take any and all action with respect thereto as the Ultimate Transferee may reasonably direct for the Ultimate Transferee’s account and benefit, provided such party does not incur any liability, actual or contingent, by so doing.

4.	Consent

(a) Trident hereby acknowledges, confirms and consents to the assignments and transfers of each of the Transferred Assets as set out in section 1 of this agreement as of the date hereof and hereby confirms and agrees that all of the: (i) rights exercisable by the Transferor; and (ii) indebtedness owing by Trident to the Transferor, under each of the Transferred Assets shall, from and after 12:05am on the date hereof be enforceable by, and due and owing to, the Ultimate Transferee in all respects. Pallante hereby acknowledges, confirms and consents to the assignment and transfer of the Co-sale Agreement comprising part of the Transferred Assets (“Co-Sale Agreement”) as set out in section 1 of this agreement as of the date hereof and hereby confirms and agrees that all of the: (i) rights exercisable by the Transferor, under the Co-Sale Agreement shall, from and after 12:05am on the date hereof be enforceable by the Ultimate Transferee in all respects.(b) Trident hereby releases and discharges all of the parties hereto other than the Ultimate Transferee from any and all obligations or liabilities which may be owed or owing to it pursuant to any of the Transferred Assets or prior to the date hereof and agrees that, from and after the date hereof, any and all obligations or liabilities occurring pursuant to any of the Transferred Assets shall be the sole responsibility of the Ultimate Transferee. Pallante hereby releases and discharges all of the parties hereto other than the Ultimate Transferee from any and all obligations or liabilities which may be owed or owing to him pursuant to the Co-sale Agreement prior to the date hereof and agrees that, from and after the date hereof, any and all obligations or liabilities occurring pursuant to the Co-Sale Agreement shall be the sole responsibility of the Ultimate Transferee.

5.	Trident Acknowledgement

Trident hereby acknowledges, confirms and agrees to and with the Ultimate Transferee that:

(a) the aggregate indebtedness outstanding (including accrued interest) as at the date hereof pursuant to each of the convertible promissory notes which comprise part of the Transferred Assets amounts to $US 6,930,422 (comprised of $6,400,000 of principal and $530,422 of accrued interest to the Effective Date), without any claim of set-off, counterclaim or reduction in any manner whatsoever and that such indebtedness is due and payable in accordance with its terms and is and shall continue to be secured by the general security agreements which comprise part of the Transferred Assets, the continued validity and enforceability of which is hereby confirmed;

(b) each of the Transferred Assets (other than the co-sale agreement) constitutes a valid and binding obligation of Trident enforceable against Trident by the Ultimate Transferee in accordance with its terms;

(c) there has been no oral or written variation, modification or alteration of any of the Transferred Assets and each of the Transferred Assets is now in full force and effect;

(d) each of the Transferred Assets is in good standing in all respects and Trident has no claim or right to any outstanding obligation or liability from any party hereto thereunder; and

(e) no event has occurred and is continuing which would constitute a default under any of the Transferred Assets by either Trident or the Transferor of any of the terms, conditions, covenants or provisions thereof.

6.	Pallante Acknowledgement

Pallante hereby acknowledges, confirms and agrees to and with the Ultimate Transferee that:

(a) the Co-Sale Agreement constitutes a valid and binding obligation of Pallante enforceable against him by the Ultimate Transferee in accordance with its terms;

(b) there has been no oral or written variation, modification or alteration of the Co-Sale Agreement and the Co-Sale Agreement is now in full force and effect;

(c) the Co-Sale Agreement is in good standing in all respects and Pallante has no claim or right to any outstanding obligation or liability from any party hereto thereunder; and

(d) no event has occurred and is continuing which would constitute a default under the Co-Sale Agreement by either Pallante or the Transferor of any of the terms, conditions, covenants or provisions thereof.

7.	Successors and Assigns

This agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and assigns.

8.	Governing Law

This agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF the parties hereto have executed this indenture.

LPF (MCTECH) INVESTMENT CORP.

Per:	/s/ Joseph Mancinelli
Joseph Mancinelli - Director

Per:	/s/ Carmen Principato
Carmen Principato - Director

LABOURERS’ PENSION FUND OF CENTRAL AND EASTERN CANADA

Per:	/s/ Joseph Mancinelli
Joseph Mancinelli – Trustee

Per:	/s/ Carmen Principato
Carmen Principato - Trustee

LPF (EQUITIES) INVESTMENT CORP.

Per:	/s/ Joseph Mancinelli
Joseph Mancinelli - Director

Per:	/s/ Carmen Principato
Carmen Principato - Director

LPF EQUITIES TRUST

Per:	/s/ Joseph Mancinelli
Joseph Mancinelli - Trustee

Per:	/s/ Carmen Principato
Carmen Principato - Trustee

LPF EQUITIES FUND L.P. by its general partner FENGATE LPF EQUITIES GP INC.

	Per:	/s/ Heather G. Crawford, Secretary
Authorized Signing Officer

Per:
Authorized Signing Officer

LPF EQUITIES FUND I L.P. by its general partner FENGATE LPF EQUITIES GP INC.

	Per:	/s/ Heather G. Crawford, Secretary
Authorized Signing Officer

Per:
Authorized Signing Officer

FENGATE TRIDENT LP by its general partner FENGATE TRIDENT GP INC.

	Per:	/s/ Heather G. Crawford, Secretary
Authorized Signing Officer

Per:
Authorized Signing Officer

TRIDENT BRANDS INCORPORATED

	Per:	/s/ Anthony Pallante
Authorized Signing Officer

Per:
Authorized Signing Officer

/s/ Anthony Pallante
Witness	Anthony Pallante

Schedule “A”

Transferred Assets

For purposes of this Agreement, “Transferred Assets” means:

(a)	a note purchase agreement dated January 29, 2015 between LPF (MCTECH) Investment Corp., as purchaser, and Trident Brands Incorporated;

(b)	a general security agreement dated January 29, 2015 between LPF (MCTECH) Investment Corp., as secured party, and Trident Brands Incorporated;

(c)	a convertible promissory note, dated January 29, 2015, in the principal amount of US$1,800,000, issued by Trident Brands Incorporated to LPF (MCTECH) Investment Corp., as amended pursuant to a convertible promissory note amendment agreement dated September 26, 2016;

(d)	a convertible promissory note, dated March 31, 2015, in the principal amount of US$500,000, issued by Trident Brands Incorporated to LPF (MCTECH) Investment Corp., as amended pursuant to a convertible promissory note amendment agreement dated September 26, 2016;

(e)	2,000,000 common shares in the capital stock of Trident Brands Incorporated;

(f)	a co-sale agreement dated January 29, 2015 between LPF (MCTECH) Investment Corp., as investor, and Anthony Pallante;

(g)	a securities purchase agreement dated September 26, 2016 between LPF (MCTECH) Investment Corp., as purchaser, and Trident Brands Incorporated;

(h)	a general security agreement dated September 26, 2016 between LPF (MCTECH) Investment Corp., as secured party, and Trident Brands Incorporated; and

(i)	a convertible promissory note, dated September 26, 2016, in the principal amount of US$10,000,000, issued by Trident Brands Incorporated to LPF (MCTECH) Investment Corp., under which US$4,100,000 has been advanced.